UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2015
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on May 21, 2015. A brief description of each proposal submitted at the Annual Meeting and the voting results are summarized below.
1.Election of Directors. Each of the individuals nominated by the Board of Directors to serve as a director of the Company was duly elected by the Company’s shareholders, and the final results of the votes cast for the 12 director nominees were as follows:

	Voted For	Withheld	Broker Nonvotes
William D. Arron, Jr.	15,591,560	23,868	1,091,842
William M. Carrouche	15,563,487	52,026	1,091,842
Leander J. Foley, III	14,545,098	1,070,530	1,091,842
John F. French	15,591,660	23,868	1,091,842
Leon L. Giorgio, Jr.	15,564,760	23,868	1,091,842
Shivan Govindan	15,341,462	274,166	1,091,842
L. Blake Jones	15,591,760	23,868	1,091,842
Louis V. Lauricella	15,591,410	24,118	1,091,842
Mark G. Merlo	15,547,077	68,451	1,091,842
Ashton J. Ryan, Jr.	15,490,965	132,727	1,091,842
Dr. Charles C. Teamer	15,591,660	23,968	1,091,842
Joseph F. Toomy	15,591,630	23,998	1,091,842

2.Ratification of the Independent Registered Public Accounting Firm of the Company. The shareholders approved and adopted a Company proposal to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. The final voting results were as follows:

	Voted For	Voted Against	Abstentions	Broker Nonvotes
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	16,546,366	169,026	38,404	--
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 26, 2015

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr.
Chairman, Chief Executive Officer and President